AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1999
                             REGISTRATION NO.: 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                            C&F FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                   Virginia                               54-1680165
           (State of Incorporation             (IRS Employer Identification No.)
               or Organization)

            Eighth & Main Streets
             West Point, Virginia                            23181
   (Address of Principal Executive Offices)                (Zip Code)

    C&F FINANCIAL CORPORATION 1999 REGIONAL DIRECTOR STOCK COMPENSATION PLAN
                             (Full name of the Plan)
                                   -----------

                       Larry G. Dillon                          Copy to:          Wallace M. Starke, Esq.
            President and Chief Executive Officer                                Fred W. Palmore, III, Esq.
                  C&F Financial Corporation                                       Mays & Valentine, L.L.P.
                    Eighth & Main Streets                                            1111 East Main St.,
                  West Point, Virginia 23181                                         NationsBank Center
                 Telephone: (804) 843-2360                                        Richmond, Virginia 23219
                 --------------------------                                       Telephone: (804) 697-1396
       (Name and Address of Agent for Service Process)                          ---------------------------

Approximate date of proposed commencement of sales pursuant to the Plan: Upon effectiveness of this Registration Statement.

                                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           PROPOSED              PROPOSED
                                                            MAXIMUM               MAXIMUM
      TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE           AGGREGATE                  AMOUNT OF
       TO BE REGISTERED             REGISTERED           PER SHARE(1)        OFFERING PRICE(1)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
         COMMON STOCK
        $1.00 PAR VALUE               25,000                $20.375             $509,375.00                  $141.61
------------------------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $20.375 per share. The proposed maximum offering price per share of $20.375 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the NASDAQ National Market System on October 19, 1999.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         C&F Financial Corporation (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all persons eligible to participate in the Plan.

         The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31,1998, filed pursuant to Section 13 of the 1934 Act;

         (b) Quarterly Reports on Form 10-Q for the Quarters ended March 31, 1999 and June 30, 1999 filed pursuant to Section 13 of the 1934 Act; and

         (c) The description of the Company's Common Stock contained in the "Description of Capital Stock" in the Company's Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4, Registration No. 33-70184, with the Securities and Exchange Commission on October 12, 1993, as amended on October 19, 1993 (Pre-Effective Amendment No. 1), is hereby incorporated by reference.

         All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Title 13.1, Chapter 9, Article 10 of the Code of Virginia of 1950, as amended, permits a Virginia corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. The statute also permits a corporation to provide other or further indemnity in its articles of incorporation, or in a bylaw or resolution approved by its directors or shareholders, except for an indemnity against willful misconduct or a knowing violation of criminal law. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation. Finally, the statute authorizes a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         The Articles of Incorporation of the Registrant provide that, to the extent and under the circumstances permitted by Virginia Code Section 13.1-704B,the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against liabilities, penalties, claims and fines, including amounts paid in settlement, reasonable expenses, and attorney's fees, imposed upon, threatened or asserted against him or her because he or she is or was an officer or director of the Registrant, except for an indemnity against willful misconduct or a knowing violation of criminal law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         An index of Exhibits appears at page II-5 hereof.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
Section10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and(a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Commonwealth of Virginia, on the 20th day of October, 1999.

                                   C&F FINANCIAL CORPORATION
                                   West Point, Virginia



                                   By:      /s/ Larry G. Dillon
                                            ------------------------
                                            Larry G. Dillon
                                            President and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                   NAME                                         TITLE                                   DATE
                   ----                                         -----                                   ----

                                                    President and Chief Executive Officer
                                                    (Principal Executive Officer)
   /s/ Larry G. Dillon                              and Director                                  October 20, 1999
   ----------------------------------------
   Larry G. Dillon

                                                    Senior Vice President and Chief
                                                    Financial Officer (Principal Financial
   /s/ Thomas F. Cherry                             and Accounting Officer)                       October 20, 1999
   ----------------------------------------
   Thomas F. Cherry


   /s/ Sture G. Olsson                              Director                                      October 20, 1999
   ----------------------------------------
   Sture G. Olsson


   /s/ James H. Hudson, III                         Director                                      October 20, 1999
   ----------------------------------------
   James H. Hudson, III



   /s/ William E. O'Connell, Jr.                    Director                                     October 20, 1999
   ------------------------------
   William E. O'Connell, Jr.


   /s/ J. P. Causey, Jr.                            Director                                      October 20, 1999
   ----------------------------------------
   J. P. Causey, Jr.

EXHIBIT INDEX

Exhibit Description                                             Exhibit Number
-------------------                                             --------------
Articles of Incorporation                                       4.1 (Incorporated by reference from the
                                                                Form 10-KSB, filed March 29, 1996)

Bylaws                                                          4.2 (Incorporated by reference from the
                                                                Form 10-KSB, filed March 29, 1996)


C&F Financial Corporation 1999 Regional Director Stock          4.3
Compensation Plan, filed herewith


Opinion of Mays & Valentine, L.L.P. dated October 20, 1999,     5
with respect to the validity of the Common Stock, filed
herewith

Consent of Yount, Hyde & Barbour, P.C., Independent Public     23.1
Accountants dated October 20, 1999, filed herewith.

Consent of Deloitte & Touche LLP, Independent Public           23.2
Accountants dated October 20, 1999, filed herewith.

Consent of Mays & Valentine, L.L.P. dated October 20, 1999,    23.3
contained in their opinion filed as Exhibit 5 hereto